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                                                                    EXHIBIT 99.1

PROXY


                                   ZILOG, INC.


        The undersigned, revoking all previous proxies relating to its shares of Common Stock of ZILOG, INC. (the "Shares"), hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement/Prospectus dated December 12, 1997 in connection with the Special Meeting of Stockholders to be held at 10:00 a.m. on January 27, 1998 at ZILOG, INC., 210 East Hacienda Avenue, Campbell, California 95008 and hereby appoints RICHARD R. PICKARD, JILL SULLIVAN, and THERESA HEDGER, and each of them, the attorneys and proxies of the undersigned, each with the power of substitution, to vote all the Shares which the undersigned is entitled to vote at said Special Meeting, and any adjournments or postponements thereof, upon all matters that may properly come before the meeting with all the powers the undersigned would have if personally present. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote or act as indicated herein.

        This proxy, which is solicited on behalf of the Board of Directors, will be voted FOR the matters described in the Proxy Statement/Prospectus unless the stockholder specifies otherwise, in which case it will be voted as specified.

       SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDA-TIONS OF THE BOARD OF DIRECTORS, PLEASE SIGN THE PROXY. YOU NEED NOT MARK ANY BOXES.

                  (continued and to be signed on reverse side)


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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING MATTER TO COME BEFORE
THE SPECIAL MEETING:


To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of July 20, 1997, between Zilog, Inc. ("Zilog") and TPG Partners II, L.P. ("TPG"), as amended by Amendments Number One and Number Two to the Agreement and Plan of Merger dated as of November 18, 1997 and December 10, 1997, respectively, and as the same may be amended from time to time, by and among Zilog, TPG, Zeus Acquisition Corporation ("Merger Sub") and TPG (the "Merger Agreement"), and the transactions contemplated thereby. The Merger Agreement provides, among other things, for the merger of Merger Sub with and into Zilog (the "Merger") pursuant to which each issued and outstanding share of the common stock, par value $0.01 per share, of Zilog (the "Common Stock") (other than (i) shares of Common Stock held in Zilog's treasury or owned by Zilog, any subsidiary of Zilog, TPG, Merger Sub or any other subsidiary of TPG, which will automatically be canceled and retired and will cease to exist, and
(ii) shares of Common Stock held by a stockholder of Zilog who has not voted in favor of or consented to the Merger and who has complied with the requirements of section 262 of the Delaware General Corporation Law) will be converted, at the election of the holder thereof, into either (a) the right to receive $20.00 in cash or (b) the right to retain one share of Common Stock which, upon consummation of the Merger, will have those rights, powers, privileges and restrictions described in the Proxy Statement/Prospectus, subject to the limitation that exactly 375,000 shares of Common Stock shall be retained by existing stockholders of Zilog. Because 375,000 shares of Common Stock must be retained by existing stockholders of Zilog either through election or proration, the right to receive the $20.00 in cash for each share of Common Stock or to retain that share of Common Stock is subject to proration, as set forth in the Merger Agreement and described in the Proxy Statement/Prospectus. In addition, the Merger Agreement requires that each stockholder electing to retain shares of Common Stock enter into a stockholders agreement in the form attached to the Proxy Statement/Prospectus as Annex C.

           FOR                 AGAINST                   ABSTAIN
           [ ]                   [ ]                       [ ]


                       Dated:                                     , 199_
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                       Signature(s) of Stockholder or Stockholders (Executors,
                       Administrators, Trustees, etc. should give full title.)


     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.



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